Exhibit 10.1

Execution Version

AMENDMENT NUMBER TWO TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NUMBER TWO TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of April 25, 2024, is by and between (i) SEP Acquisition Corp., a Delaware corporation (the “Purchaser”), and (ii) SANUWAVE Health, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, Purchaser, SEP Acquisition Holdings Inc., a Nevada corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated August 23, 2023, pursuant to which the Company will merge with and into Merger Sub, with the Company being the surviving entity in the Merger;

WHEREAS, Purchaser and the Company have entered into that certain Amendment Number One to Agreement and Plan of Merger, dated as of February 27, 2024; and

WHEREAS, pursuant to Section 9.9 of the Merger Agreement, Purchaser and the Company have agreed to further amend the Merger Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as of the date hereof, as follows:

AGREEMENTS

1.   Amendment.  Section 7.1(b) of the Merger Agreement is hereby deleted and replaced with the following:

(b)       by written notice by either the Purchaser or the Company if any of the conditions of the other Party to the Closing set forth in Article VI have not been satisfied or waived by May 31, 2024 (the “Outside Date”);

2.        Effect of Amendment.  The undersigned hereby agree and acknowledge that, except as provided in this Amendment, the Merger Agreement shall remain in full force and effect and has not been modified or amended in any respect, it being the intention of the undersigned that this Amendment and the Merger Agreement be read, construed, and interpreted as one and the same instrument.

3.         Headings.  The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

4.        Counterparts.  This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.         Governing Law.  The validity, interpretation, and performance of the Merger Agreement, including this Amendment, shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

The Purchaser:

SEP ACQUISITION CORP.

By:	/s/ R. Andrew White
Name:	R. Andrew White
Title:	Chief Executive Officer

The Company:

SANUWAVE HEALTH, INC.

By:	/s/ Morgan Frank
Name:	Morgan Frank
Title:	Chairman, Chief Executive Officer

[Signature Page to Amendment Number Two to Agreement and Plan of Merger]